Consent of Independent Registered Public Accounting Firm

The Board of Trustees of
Destra Investment Trust:

We consent to the use of our report dated November 24, 2014 on the financial statements of Destra Dividend Total Return Fund (the Fund within Destra Investment Trust), incorporated herein by reference, and to the references to our Firm under the headings “Financial Highlights” in the Prospectus and “Other Service Providers” in the Statement of Additional Information.

/s/ KPMG LLP

Chicago, IL
January 28, 2015